EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-116612) pertaining to the 2004 Stock Incentive Plan and the Amended and Restated Stock Incentive Plan, as amended, of Blackboard Inc. of our reports dated January 27, 2005, with respect to the consolidated financial statements of Blackboard Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

McLean, Virginia
February 28, 2005